UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: August 6, 2020
(Date of earliest event reported)
LA JOLLA PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)
Commission File Number: 1-36282

California	33-0361285
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4550 Towne Centre Court, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 207-4264
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LJPC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.
On August 6, 2020 La Jolla Pharmaceutical Company (“La Jolla”) received notice from BMR-Axiom LP (the “Landlord”) that the Landlord exercised its option to terminate the lease of La Jolla’s corporate headquarters at 4550 Towne Centre Court, San Diego, California dated December 29, 2016, as amended (the “Lease”) effective August 31, 2020. The Landlord exercised its right to terminate the Lease and recapture the property after La Jolla provided notice to the Landlord of its intent to assign the Lease. In connection with the termination of the lease, La Jolla will have no further obligations under the Lease after the August 31, 2020 termination date, including with respect to the estimated remaining $38 million of future payments under the Lease.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date: August 11, 2020	By:	/s/ Michael Hearne
Michael Hearne
Chief Financial Officer